EXHIBIT (23)


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. of our report dated February 10, 2000 (except for Note 10, as to which the date is March 14, 2000), included in the 1999 Annual Report to Shareholders of LaCrosse Footwear, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518 and 333-2702) pertaining to the LaCrosse Footwear, Inc. Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan and the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan of our report dated February 10, 2000 (except for
Note 10, as to which the date is March 14, 2000), with respect to the consolidated financial statements incorporated herein by reference, and our report dated February 10, 2000 (except for Note 10 of the consolidated financial statements, as to which the date is March 14, 2000), with respect to the financial statement schedule included in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 1999.




                                             McGLADREY & PULLEN, LLP


La Crosse, Wisconsin
March 28, 2000